Exhibits 4.5

AMENDMENT NO. 4 TO AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE

This AMENDMENT NO. 4 (this “Amendment”), dated as of June 30, 2010, to that certain Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”), dated as of September 5, 2008, as amended by Amendment No. 1, dated as of January 6, 2009, Amendment No. 2, dated as of June 16, 2009, and Amendment No. 3, dated as of June 1, 2010, is made by and among FUNTALK CHINA HOLDINGS LIMITED, an exempted limited company incorporated in the Cayman Islands (the “Company” or “MK Cayman”), PYPO DIGITAL COMPANY LIMITED, an exempted limited company incorporated in the Cayman Islands and a wholly-owned subsidiary of the Company (“Pypo Cayman”), PYPO HOLDINGS (HK) COMPANY LIMITED,  company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman (“Pypo HK”), BEIJING FUNTALK CENTURY TECHNOLOGY GROUP COMPANY LIMITED, a limited liability company established in the PRC and an indirect wholly owned subsidiary of Pypo Cayman (“Pypo PRC), ARCH DIGITAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands (“ARCH BVI”), CAPITAL ALLY INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands (“Capital Ally”), GM INVESTMENT COMPANY LIMITED, a company incorporated in Hong Kong (“GM Investment”), SINOWILL HOLDING LIMITED, a company incorporated in the British Virgin Islands (“Sinowill”), HUGE HARVEST ENTERPRISES LIMITED, a company incorporated in the British Virgin Islands (“Huge Harvest”), KINGSTATE GROUP LIMITED, a company incorporated in the British Virgin Islands (“Kingstate”), TREND FOCUS LIMITED, a company incorporated in the British Virgin Islands (“Trend Focus”), MICHAEL MARKS and BERNARD J. TANENBAUM III (collectively as the “Parties”).  MICHAEL MARKS and BERNARD J. TANENBAUM III are collectively referred to herein as the “Middle Kingdom Representatives”.  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

RECITALS

A.            Middle Kingdom Alliance Corp., a corporation incorporated in the State of Delaware, USA (“Middle Kingdom”), MK Arizona Corp., a corporation incorporated in the State of Arizona, USA and a wholly-owned subsidiary of Middle Kingdom (“MK Arizona”), Pypo Cayman, Pypo HK, Pypo PRC, ARCH BVI and Capital Ally have heretofore executed and entered into the Merger Agreement;

B.            On July 9, 2009, Middle Kingdom merged into MK Arizona, and MK Arizona subsequently converted and continued its corporate existence from Arizona to the Cayman Islands and changed its name to the name of the Company;

C.            On June 30, 2010, Capital Ally agreed to transfer all of 30,150,000 shares in the Company held by it to its shareholders as follows: 15,075,000 shares to GM Investment, 9,648,000 shares to Sinowill, 2,412,000 shares to each of Huge Harvest and Kingstate, and 603,000 shares to Trend Focus (collectively, the “Transferred Shares”);

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D.            Pursuant to Section 16.2 of the Merger Agreement, the parties thereto may amend the Merger Agreement by an instrument in writing signed by each of them; and

E.             All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Parties have been in all respects duly authorized by the Parties.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the Parties hereto agree as follows:

1.             The parties hereto agree that GM Investment, Sinowill, Huge Harvest, Kingstate and Trend Focus shall become parties to and be bound by the provisions of the Merger Agreement and assume all of Capital Ally’s rights and obligations under the Merger Agreement, and that GM Investment, Sinowill, Huge Harvest, Kingstate and Trend Focus, together with Arch BVI, shall be the “Pypo Shareholders” as defined therein with respect to the applicable rights and obligations under the Merger Agreement and that the Transferred Shares, together with the shares held by Arch BVI, shall constitute “Pypo Shares” as defined therein.

2.             The definition of “Change of Control” of Annex A of the Merger Agreement is amended by replacing it in its entirety with the following:

“Change of Control” shall mean any:

(a)               merger, consolidation, business combination or similar transaction involving MK Cayman in which any of the outstanding voting securities of MK Cayman is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting securities of MK Cayman outstanding immediately prior to such transaction are converted into or exchanged for voting securities of the surviving or transferee Person that constitute a majority of the outstanding shares of voting securities of such surviving or transferee Person (immediately after giving effect to such issuance);

(b)               sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of MK Cayman or any of its Subsidiaries representing all or substantially all of the consolidated assets of MK Cayman and its Subsidiaries;

(c)               issuance, sale or other disposition of (including by way of share exchange, joint venture, or any similar transaction by either MK Cayman or its stockholders) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 50% or more of the voting power of MK Cayman; provided, that any acquisition of securities directly from MK Cayman that the board of MK Cayman determines is primarily for the purposes of raising financing for MK Cayman will not be taken into account when determining if a Change in Control has occurred under this clause (c); provided, further that any transfer or distribution of securities by Capital Ally to all of its shareholders will not be taken into

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account when determining if a Chang in Control has occurred under this clause (c) (such proviso shall not be used for the purpose of evading the application of a true Change of Control event);

(d)               transaction in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than Capital Ally, ARCH BVI, or any Affiliate of Capital Ally or ARCH BVI, or pursuant to a transfer or distribution by Capital Ally to all of its shareholders) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of MK Cayman representing 50% or more of the outstanding voting capital stock of MK; provided, that any acquisition of securities directly from MK Cayman that the board of MK Cayman determines is primarily for the purposes of raising financing for MK Cayman will not be taken into account when determining if a Change in Control has occurred under this clause (d);

(e)               the first day on which a majority of the members of the Board of Directors of MK Cayman are not Continuing Directors; and

(f)                any combination of the foregoing.

3.             Schedule C of the Merger Agreement is amended by replacing it in its entirety with the following:

SCHEDULE C

Share and Warrant Allocation

Pypo Shareholders	Initial Equity Payment		Warrant Payment	2010 Earn- Out Shares	2011 Earn-Out Shares
ARCH DIGITAL HOLDINGS LIMITED	14,850,000		1,700,000	2,608,696	3,391,304
CAPITAL ALLY INVESTMENTS LIMITED	0	*	1,700,000	0	0
GM INVESTMENT COMPANY LIMITED	15,075,000		0	3,695,652	4,804,348
SINOWILL HOLDING LIMITED	9,648,000		0	2,365,218	3,074,784
HUGE HARVEST ENTERPRISES LIMITED	2,412,000		0	591,304	768,695
KINGSTATE GROUP LIMITED	2,412,000		0	591,304	768,695
TREND FOCUS LIMITED	603,000		0	147,826	192,174
TOTAL	45,000,000		3,400,000	10,000,000	13,000,000

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* The Initial Equity Payment made to Capital Ally on July 9, 2009 will be transferred to GM Investment, Sinowill, Huge Harvest, Kingstate and Trend Focus on or about June 30, 2010.

4.             Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

5.             This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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FUNTALK CHINA HOLDINGS LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Chairman of the Board of Directors

21/F, Block D The Place Tower
No.9 Guanghua Road
Chaoyang District
Beijing, PRC

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Signature Page to Amendment No. 4

PYPO DIGITAL COMPANY LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Director

Cricket Square, Hutchins Drive
PO Box 2681
Grand Cayman, KY1-1111
Cayman Islands

BEIJING FUNTALK CENTURY TECHNOLOGY GROUP COMPANY LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Chairman of the Board of Directors

21/F, Block D The Place Tower
No.9 Guanghua Road, Chaoyang District
Beijing, China 100020

PYPO HOLDINGS (HK) COMPANY LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Director

48/F
Bank of China Tower
1 Garden Road
Central Hong Kong

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Signature Page to Amendment No. 4

ARCH DIGITAL HOLDINGS LIMITED

By:	/s/ Clement Kwong
Name:	Clement Kwong
Title:	Director

c/o ARC Advisors (HK) Limited
13/F, St. John’s Building
33 Garden Road
Central, Hong Kong

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Signature Page to Amendment No. 4

CAPITAL ALLY INVESTMENTS LIMITED

By:	/s/ Kam Yuen
Name:	Kam Yuen
Title:	Director

48/F, Bank of China Tower
1 Garden Road
Central, Hong Kong

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Signature Page to Amendment No. 4

MICHAEL MARKS

By:	/s/ Michael Marks

Unit 35226
35th Floor
Citic Square
1168 Nanjing Road West
Shanghai, PRC

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Signature Page to Amendment No. 4

BERNARD J. TANENBAUM III

By:	/s/ Bernard J. Tanenbaum III
333 Sandy Springs Circle
Suite 223
Atlanta, GA
USA

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Signature Page to Amendment No. 4

GM INVESTMENT COMPANY LIMITED

By:	/s/ Kam Yuen
Name:	Kam Yuen
Title:	Director

48th Floor, Bank of China Tower
1 Garden Road
Central Hong Kong

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Signature Page to Amendment No. 4

SINOWILL HOLDING LIMITED

By:	/s/ Nana Gong
Name:	Nana Gong
Title:	Director

21/F, Block D The Place
No.9 Guanghua Road, Chaoyang District
Beijing, China 100020

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Signature Page to Amendment No. 4

HUGE HARVEST ENTERPRISES LIMITED

By:	/s/ Dongping Fei
Name:	Dongping Fei
Title:	Director

21/F, Block D The Place
No.9 Guanghua Road, Chaoyang District
Beijing, China 100020

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Signature Page to Amendment No. 4

KINGSTATE GROUP LIMITED

By:	/s/ Hengyang Zhou
Name:	Hengyang Zhou
Title:	Director

21/F, Block D The Place
No.9 Guanghua Road, Chaoyang District
Beijing, China 100020

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Signature Page to Amendment No. 4

TREND FOCUS LIMITED

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Director

21/F, Block D The Place
No.9 Guanghua Road, Chaoyang District
Beijing, China 100020

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Signature Page to Amendment No. 4